2014 CNO Investor Day June 26, 2014 Exhibit 99.1

2 Agenda Time Topic Speaker 12:15 Introductions Erik Helding – SVP, Treasury & Investor Relations 12:20 CNO Video 12:25 Strategy – Opportunities in the Middle Market Ed Bonach – CEO 12:45 Investments in Business Growth & Infrastructure Scott Perry – Chief Business Officer Bruce Baude – Chief Operations and Technology Officer Scott Goldberg – President, Bankers Life Gerardo Monroy – President, Colonial Penn Barb Stewart – President, Washington National 1:45 Investments – Search for Risk- Adjusted Yield Eric Johnson – Chief Investment Officer, President 40|86 2:05 Break 2:15 Managing Our Long-Term Care Business Chris Nickele – EVP, Product Management Tim Bischof – SVP, Corporate Actuary & ERM Loretta Jacobs – VP, LTC 2:45 Financial Outlook Fred Crawford – CFO 3:15 Q&A 3:45 Concluding Remarks Ed Bonach - CEO

3 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press releases, our Quarterly Reports on Form 10- Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

4 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; operating return measures; earnings before the earnings of CLIC being sold, loss on reinsurance transaction, net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non- strategic investments and earnings attributable to VIEs, corporate interest expense, loss on extinguishment of debt and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

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6 Strategy: Opportunities in the Middle Market Ed Bonach - CEO

7 Ed Bonach – Chief Executive Officer Ed Bonach (60) was appointed chief executive officer and a director of CNO Financial Group effective October 1, 2011. Ed formerly served as executive vice president and chief financial officer of CNO from May 2007 through September 2011. His areas of responsibility included actuarial, accounting, controlling, risk management, treasury, tax, facilities and investor relations. This role included partnering with the CEO in strategically leading the organization. Bonach joined CNO from National Life Group, where he served as executive vice president and chief financial officer. Before joining National Life in 2002, he was with Allianz Life for 23 years, where his positions included President - Reinsurance Division and chief financial officer. Bonach holds a bachelor of arts degree (cum laude) in mathematics from St. Johns University in Collegeville, Minnesota. He is a fellow of the Society of Actuaries (FSA), a member of the American Academy of Actuaries (MAAA), and a Chartered Enterprise Risk Analyst (CERA). Other outside involvement includes Board Member and Immediate Past Chair, Medical Information Bureau (MIB), Board Member, Indianapolis Chamber of Commerce, Board Member, Indiana Sports Corporation (ISC), and Board Member, Boy Scouts of America-Crossroads of America Council.

8 65mm Households in the Middle-Income Market The Opportunity CNO – Invested in Middle-Income America ~30% Uninsured* Large   Middle market consumers comprise approximately 53% of the U.S. population – US Census Data and LIMRA 2014 Underserved & Unprepared   Half those near and in retirement receive no professional retirement guidance – Center for Secure Retirement   The missed opportunity in the middle market for life insurers has grown significantly… the rising cost of healthcare, may be an emerging, largely unrecognized need for life insurance planning – Conning Research 2012 Growing   On average, nearly 10,000 Americans turning 65 every day – US Census Data * Portion of the middle-income market with no individual or group life insurance 25% of the remainder acknowledge they are underinsured Sources: McKinsey&Company and LIMRA

9 How to Succeed in the Middle-Market Strategic alignment required to succeed in the middle market Distribution Products & Advice Operations & Administration   72% of middle-market consumers want to speak with professionals about at least one financial product or service - LIMRA   Retirement healthcare concerns on par with financial concerns – Center for Secure Retirement   Three-fourths have no plan for retirement care – Center for Secure Retirement   9-in-10 lack confidence in ability to financially address a critical illness – Institute for Wellness Solutions         Know Your Customer…

10 Track Record of Execution Above industry sales growth rates OCB transactions reduce exposure to higher risk business Maintaining investment grade ratios while returning nearly $940mm in buybacks and dividends Reached targeted dividend payout ratio of 20% Achieved ROE run-rate of 9% Growth Versus the Industry 5-Yr CAGR Individual Life Sales Sources: Internal sales data and LIMRA data from 2008 – 2013 (1)% 10% Industry CNO

11 Capital Allocation Priorities   Maintain capital ratios that advance ratings and defend our franchise   Investing in the business model driving growth and efficiencies   Continue securities repurchase when compelling compared to other alternatives   Common stock dividends in line with earnings   Disciplined M&A to strengthen business model and/or leverage tax assets Proven track record of tactical deployment

12 CNO positioned as a strong growth and stable company allowing us to focus on GROWING the Business and DELIVERING value to Shareholders   Build on investment in the business   Focus on sustainable profitable growth   Accelerate operating effectiveness   Tactically deploy excess capital   Enhance the customer experience   Invest in and develop talent   Grow quality ROE Building on Momentum to Grow and Deliver

13 Investments in Business Growth & Infrastructure Scott Perry – Chief Business Officer Bruce Baude – Chief Operations and Technology Officer Scott Goldberg – President, Bankers Life Gerardo Monroy – President, Colonial Penn Barb Stewart – President, Washington National

14 Scott Perry – Chief Business Officer Scott Perry (51) is chief business officer of CNO Financial Group, Inc. Perry joined CNO's subsidiary Bankers Life and Casualty Company as a field vice president and went on to hold the titles of senior vice president of distribution, chief operating officer and president of Bankers Life. During his tenure, Perry helped transform Bankers into a performance-driven, values- based organization with high accountability at all levels. He developed a unique business model focused on serving America’s middle market pre-and post-retirees through a unique career distribution system. Under Perry’s leadership, Bankers developed best-in-class practices in lead generation, performance management, agent recruitment, training, and field leadership development. Perry spearheaded a seven- year strategy that involved aggressive expansion into new locations, doubling the size of the agent force and producing consistent sales and earnings growth. As president of Bankers, Perry delivered improved bottom-line financial results while establishing consistent top line growth. Through pricing discipline, expense rigor and operational efficiencies, the company achieved financial improvements in both inforce blocks and new business. These achievements resulted in a strengthened balanced sheet and steady improvements in return on equity. Before joining Bankers, Perry spent 17 years in sales, marketing and management roles at Presideo, Premera Blue Cross, Anthem Blue Cross Blue Shield and Golden Rule. He is on the Board of Trustees of the American College and is a Board Member of the Greater Illinois Chapter of the Alzheimer’s Association, Illinois Life Insurance Council and LL Global, Inc., the parent organization of LIMRA and LOMA. He holds a bachelor of arts degree in political science from Ripon College.

15 Bruce Baude – Chief Operations and Technology Officer Bruce Baude (49) was appointed EVP, Chief Operations and Technology Officer on July 23, 2012. In this role he provides strategic leadership over both CNO’s Operations and IT functions. Baude was previously chief operating officer at Univita Health. He joined Long Term Care Group in 2005 and served as chief executive officer through 2008, until its acquisition by Univita. From 2001 through mid-2005, he was president and chief executive officer of ProCard, Inc., a subsidiary of global payments processor, TSYS. Before joining ProCard, Baude was with Bank One Corporation, where he held various roles including that of chief executive of Banc One Financial Card Services, a third-party payments processing company. He began his career with IBM, serving in both technical and sales roles supporting the automotive and financial services industries. Baude graduated with a B.S. in Electrical Engineering/Computer Science from the University of Colorado.

16 Scott Goldberg – President, Bankers Life Scott Goldberg (43) is President of Bankers Life and Casualty Company. Goldberg began his career with CNO in 2004 as vice president of strategic planning. In 2007, he joined Bankers as vice president of strategy and marketing. In 2011, he was named vice president of sales and earned the company's top territory award. Before joining CNO, Goldberg worked in strategy, consulting and business development roles for CNA Financial, Lante Corporation, Accenture and Arthur Andersen. Goldberg earned a B.S. in Finance from the University of Illinois and holds an MBA from the Ross School of Business at the University of Michigan.

17 Barb Stewart – President, Washington National Barb Stewart (56) was named president of Washington National in March 2013. She joined the company in 2006 as vice president of strategy and business, responsible for strategic planning and business development, marketing, products, agent recruiting and sales support, and business unit reporting. Prior to Washington National, Stewart served as vice president, strategic development for H&R Block Financial Advisors and, earlier, as president of Washington Square Securities, a broker dealer affiliate of ING. Her experience as a financial services executive also includes 16 years with American Express Financial Advisors (now Ameriprise), where she held leadership roles in sales and marketing, third-party distribution, client service and underwriting support, and corporate re- engineering. Stewart, a Certified Financial Planner (CFP), holds an MBA from Cornell University and a bachelor’s degree from the University of Delaware. She is a member of the Indianapolis Financial Planning Association and serves as president and board member of HOPE, an Ohio non-profit corporation. She also is a board member of the Indiana Pacers Foundation

18 Gerardo Monroy – President, Colonial Penn Gerardo Monroy (47) was named president of CNO’s Colonial Penn business segment in August 2012, after serving as the vice president of long-term care for CNO’s Bankers Life business segment since 2008. Monroy began his career with CNO in 2001 as a vice president in the corporate marketing group and, in 2002, joined Bankers Life as vice president, distribution strategy and field support. In 2004, he was named vice president, career distribution and operations strategy and chief of staff to the company’s chief operating officer. He became vice president of field administration and analysis with Bankers in 2006 and was then named vice president of Bankers’ long-term care business in 2008. Before joining CNO, Monroy worked for international corporations in Mexico and Italy, including Procter & Gamble, and Carrier Corporation (part of United Technologies). He holds an MBA from Harvard University and a bachelor's degree in public accounting from the Universidad Iberoamericana in Mexico City. Monroy served as board chairman of the Latino Education Alliance (LEA), a Chicago- based nonprofit organization from 2008-10 and was recently elected to the Peirce College Board of Trustees in May 2014.

19 $1,000 $1,500 $2,000 $2,500 $3,000 $200 $300 $400 $500 $600 2011 2012 2013 2016F NAP Collected Premium* Investments in Growth and Infrastructure 2014 Investment Breakdown Sales and Collected Premium Growth Back Office Efficiencies and Capabilities Agent Growth and Expansion Customer Experience and Brand Awareness New Products and Market Reach $45 - $55 million in Key Initiatives Investing in key initiatives over the next several years to continue driving sales above industry growth rates and leading to efficiencies Trends in the market…   Worksite supplemental coverage   Web and digital acceptance   Value and need for life insurance   Financial planning needs for retirement ($ millions) * NAP excludes Med Advantage and PDP ** Collected premium includes all core products excluding annuities and excluding OCB NAP Collected Premium * *

20 Bankers Life Investments The Opportunity   Agent mobile tools and CRM   New commissions systems; upgrading branch infrastructure   Location expansion   Financial planning Distribution Products & Advice Operations & Administration Key Initiatives   Large, growing, underserved market ‒ Concerned about future ‒ Prefer face-to-face advice   Multiple health & financial needs ‒ Cross-sales ‒ Agent productivity

21 Bankers Life Outlook Key Drivers and Expected Results * Calculated as Bankers Life NAP divided by average agent force 2014 Outlook 2014 Outlook Revised 2014-2016 Outlook Growth in agent productivity* 2% - 5% 3% - 6% 3% - 6% Growth in average agent force 2% - 4% Flat 1% - 3% Net new locations 15 15 15-20 / Yr Growth in sales 6% - 8% 6% - 8% 6% - 10% Growth in collected premium (excluding PDP) 4% - 6% 4% - 6% 4% - 8% Driving Growth through Agent Productivity and a Shift Toward Financial Planning

22 Washington National Investments The Opportunity   Supplemental health -- increasing need; largely untapped market   Expanding the worksite model to offer a private exchange, and participate in others   Increase size and geographic coverage of owned agency (PMA)   “One Source” technology platform   Group product portfolio   PMA recruiting and geographic expansion Key Initiatives Distribution Products & Advice Operations & Administration

23 Washington National Outlook 2014 Outlook (unchanged) 2014-2016 Outlook Growth in PMA agency force 8% -10% 8% - 10% Growth in sales* 7% - 9% 7% - 10% Growth in Worksite sales 7% - 9% 7% - 12% Growth in collected premium* 5% - 7% 5% - 7% * Sales and collected premium for supplemental health Key Drivers and Expected Results Driving growth through investments in worksite and PMA

24 Colonial Penn Investments The Opportunity The Challenge   Increased direct competition   TV advertising cyclicality   Growing direct market   Evolving consumer preferences   New term & whole life growth (Patriot Program)   Web/digital strategy   Sales generation diversification   Telesales productivity Key Initiatives Distribution Products & Advice Operations & Administration

25 Colonial Penn Outlook 2014 Outlook 2014 Outlook Revised 2014-2016 Outlook Marketing Cost to NAP 1.05 – 1.10 1.05 – 1.10 1.00 – 1.10 Inforce EBIT $45 - $50mm $45 - $50mm $45 - $55mm Growth in sales 6% - 9% 5% - 7% 5% - 10% Growth in collected premium 7% - 9% 7% - 9% 7% - 9% Driving Economic Value with 2014 Total EBIT at or Near Break Even Key Drivers and Expected Results

26 Technology and Operations – Identifying the Gap The Current Challenge How to Effectively Serve the Middle-Income Market   Highly efficient back office –  Smaller dollar policies –  Price sensitivity   Streamlined and scalable administration systems   Service culture focused on consistency, accuracy, simplicity and empathy   Product design for both market need and ease of administration   Diversity of platforms and data complexity as a result of legacy acquisitions   Combination of in-house and tactically outsourced operations   Automation and customer self-service   Sub-optimized cost structure Distribution Products & Advice Operations & Administration

27 Technology and Operations – Closing the Gap   Meaningful momentum has been established through fairly modest, run-rate investment to date –  Per policy call volumes down over 10% since 2Q12, reflecting better customer experience and resulting in lower costs. –  Productivity management system deployed in Enterprise Operations, improving unit costs and scalability.   Major levers exist to move the needle on cost, scalability and customer experience –  Strategic approach to outsourcing relationships and back office delivery –  Platform consolidation and data rationalization –  Automation and customer self-service Current and future investments designed to improve cost structure, support growth and lead to a better customer experience

Investing in Alignment - The "Office of the Future"

	Marketing & Prospecting	Agent Management	Meetings & Presentations	Illustrations & Applications	Underwriting	Customer Service
Where We've Been	Printed Lists, Manual Dialing, Direct-Mail Dependent, Post-Mortem Analysis	Monday Staff Meetings, Whiteboards, Email Updates	Calendar Books, Paper Fact Finder, Laminated Presentation Binder	Laptop-based Quotes and Illustrations, Paper Applications	Keyed Applications, Human Underwriting	Mailed Communications, Faxed and Telephone Requests, Check Payment
	Static, paper-based and off-line					
Where We're Going	Cloud-based CRM portal, Click-to-Dial, Sequenced Media Mix, Real-time Analytics	Virtual Meetings, Digital Activity Dashboard, Social Networking	Shared eCalendar, Digital Fact Finder, ePresenter	Premium Quotes, Mobile & Tablet-Quotes and Illustrations, eApplications	Straight-through Processing, Electronic Underwriting	Digital Communications, Self-Service, Bank Drafts
	A dynamic, single-view of the customer					



Distribution
Products & Advice
Operations & Administration

CNO GROW & DELIVER 28

29 Business Investments Investments expected to yield annual sales growth of 8% - 10% by the end of 2016

30 Q&A

31 Investments: Search for Risk-Adjusted Yields Eric Johnson – Chief Investment Officer and President 40|86

32 Eric Johnson – Chief Investment Officer and President, 40|86 Advisors Eric Johnson (53) has been the President of 40|86 Advisors (CNO’s registered investment adviser subsidiary) for 9 years. He has more than 20 years of financial markets and investment experience, beginning with a predecessor bank of J.P. Morgan and Co. He holds a B.A. with honors in American history from Harvard University, where he graduated cum laude. He is a board member of The Julian Center, and a board member and the Treasurer of the Harvard Club of Indiana.

33 Investment Strategy Tied to Enterprise Needs   Internal core competencies for mainstream asset classes, supplemented with third party talent for more specialized allocations   Active strategic asset allocation process   Post crisis allocation shifts have focused on income and book yield but not excluding relative value   Our approach has produced solid investment performance tested across market cycles   We have been effective at protecting portfolio yields while not compromising portfolio quality

34 (March, 31, 2014 GAAP Book Value, $ millions) *Other includes policy loans and schedule BA Actively Balanced Portfolio   Average Rating: BBB+   Diversified by risk factors   Substantial liquidity   Allocation changes related to relative value Equities $185 0.7% Municipals $2,168 8.7% IG Corporates $13,491 54.0% HY Corporates $1,312 5.3% Non-Agency RMBS $2,129 8.5% Agency CMO $442 1.8% ABS $335 1.3% CMBS $1,589 6.4% US Government & Agencies $182 0.7% Commercial Mortgage $1,748 7.0% CDOs $290 1.2% Other* $623 2.5% Cash $480 1.9%

35 Maintaining Stable Key Portfolio Risk Metrics NAIC 2009 2010 2011 2012 2013 1 52.79% 51.08% 48.75% 46.86% 46.73% 2 40.58% 42.46% 45.84% 47.67% 46.96% 3 4.48% 4.77% 4.03% 3.93% 4.81% 4-6 2.15% 1.68% 1.38% 1.55% 1.50% 100.00% 100.00% 100.00% 100.00% 100.00% IG (1&2) 93.37% 93.55% 94.59% 94.53% 93.69% BIG 6.63% 6.45% 5.41% 5.47% 6.31% Average 1.57 1.58 1.58 1.60 1.61

36 Strong Credit Performance with Low Impairment Trend ($ millions) Impairments % of Invested Assets 0.81% 0.97% 0.66% 0.14% 0.14% 0.04% $162.3 $195.4 $149.8 $34.6 $37.8 $11.6 2008 2009 2010 2011 2012 2013

37 Consistently Improving Pattern of Gains and Losses ($ millions) $110.3 $383.1 $352.1 $189.6 $138.9 $64.8 ($372.7) ($443.6) ($321.9) ($127.8) ($57.8) ($31.4) 2008 2009 2010 2011 2012 2013 Gross Realized Gains Gross Realized Losses and Impairments

38 Successfully Maintained Portfolio Yield Despite Low Market Rates Actions to maintain portfolio yield consistent with boundaries for risk 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 2006 2007 2008 2009 2010 2011 2012 2013 2014 GAAP New Money Rate Portfolio Earned Yield 10 Year UST

39   Our capital position allows flexibility in risk taking   We have a portfolio with solid credit performance   We have stable investable cash flows   Broad credit/fixed income toolkit   No significant known legacy issues in portfolio   Persistent low rates   Supply/demand dynamic in various credit markets   Declining market liquidity   Some pressure on underwriting standards   Less structural leverage   Heightened event risk   Emerging regulatory issues Our View of the Landscape Tactical Strategies   Up in quality - down in structure   Off the run   Keep turnover low

40 Tactical Views   AAA CLO’s – U.S. recovery continues to improve credit quality and policy still is stimulative. Regulatory issues have created incremental spread which far exceeds underlying loss content.   CRE Loans, recent vintage CMBS – Constructive outlook supported by capital flows, strengthening labor markets, and housing formation trends.   Municipals – Fundamentals generally favorable including tax collection, budget and ratings trends in most segments. Limited event risk.   Esoteric ABS – Including cell towers, containers, billboards, whole business securitizations. ABS market enamored with credit and the bid for esoterics is especially pronounced. Market is maturing and deepening. The availability of short WAL bonds is highly attractive.   Alternatives - Benefit by diversifying the portfolio into income-producing assets with return profiles that are less correlated with traditional fixed income.

41 Modest Layering Into Alternatives % Invested Assets 0.09% 0.20% 0.40% 0.72% 0.86% ($ millions)   Hedge fund and private equity exposures diversified by market factors   Diversified pro-cyclical strategic (vs. tactical) exposure to equity markets   At 0.86% of invested assets, well within industry norms for exposure   Overall allocation logically sized by surplus availability   CLO investments drive proprietary AUM and asset management fees $23 $53 $111 $195 $232 2010 2011 2012 2013 1Q14 Private Equity Hedge Fund CLO Equity

42 Balanced Holding Company Investment Strategy •  $65mm invested in core and core plus strategies •  2013 Investment Income: $1.8mm •  2013 Return: 0.17% Core Plus $65 21% Alternatives $53 17% Corporate Liquidity $85 28% Equity $103 34% •  $85mm invested in cash equivalents •  2013 Investment Income: $0.2mm •  2013 Return: 0.20% •  $103mm invested in Exchange Traded Funds •  2013 Dividends: $1.3mm •  2013 Return: 31.46% •  $53mm invested in CLO equity, Private equity and Hedge funds •  2013 Dividends: $1.8mm •  2013 Return: 14.05% (March 31, 2014 Market Value, $ millions) •  4 Managed CLO structures totaling $1.1bn AUM •  Investment advisory and success fees •  2013 Fees: $5.0mm

43 Solid ALM Discipline is Part of our Investing Process Y ie ld Ye ars 4.0 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% 6.5% 7.0% 1Q 2010 2Q 2010 3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 3Q 2012 4Q 2012 1Q 2013 2Q 2013 3Q 2013 4Q 2013 1Q 2014 New Money Rate (L) Asset Duration (R) Liability Duration (R)

44 Key Takeaways on Investments   We have a clear and transparent approach   We are maintaining our portfolio yield   Credit performance has been strong   Stringent asset liability standards

45 Q&A

46 Managing Our Long-Term Care Business Chris Nickele – EVP, Product Management Tim Bischof – SVP, Corporate Actuary & ERM Loretta Jacobs – VP, LTC

47 Chris Nickele – EVP, Product Management Chris Nickele (57) joined CNO in October 2005 as executive vice president, product management, and was named additionally to head a new business segment - Other CNO Business - in April 2010. Nickele is responsible for the development, pricing and management of product on an enterprise-wide basis, overseeing activities at the Washington National, Bankers Life and Colonial Penn segments, as well as managing the profitability of blocks of business that are no longer being sold or marketed by CNO. Nickele has more than 35 years of experience in the insurance industry, specializing in the area of product development. Nickele joined CNO from Lincoln Financial Group, where he served as vice president and general manager of its First Penn- Pacific subsidiary. Previously, he held key actuarial positions at Zurich Kemper Life, and Bankers Life and Casualty. Nickele holds a bachelor's degree in mathematics from the University of Notre Dame. He is a Fellow of the Society of Actuaries, a member of the American Academy of Actuaries, and a participant of the Ad Hoc Committee on Regulation XXX.

48 Tim Bischof – SVP, Corporate Actuary & ERM Tim Bischof (42) was named Senior Vice President, Corporate Actuary & Enterprise Risk Management for CNO Financial Group, Inc., on January 7, 2013. Bischof joined CNO in 2001, and has steadily progressed through a wide variety of actuarial and finance roles. In his current role, Bischof is responsible for overseeing and coordinating the enterprise risk management process in conjunction with CNO’s Enterprise Risk Management Committee. His Corporate Actuarial responsibilities include oversight of experience analysis, actuarial controls, assumption and model governance, reinsurance, actuarial analysis for mergers and acquisitons, and coordinated support for asset liability management, . Prior to CNO, he spent six years as an actuary with Indianapolis Life Insurance Co. and CIGNA Corp. Bischof is a frequent presenter at Society of Actuaries and enterprise risk management forums. Bischof, earned a Bachelor of Science degree in mathematics and education from Rockhurst College, and a Master of Science in statistics from the University of Iowa. He is a Fellow of the Society of Actuaries (FSA) and a Member of the American Academy of Actuaries (MAAA).

49 Loretta Jacobs – VP, LTC Loretta Jacobs (49) joined Bankers Life in May 2013 as Vice-President of the company’s Long Term Care (LTC) business. In this role, she directly oversees the LTC claims and policyholder service departments and partners with product and valuation actuaries. Jacobs joined Bankers from Ernst & Young, where she led its LTC actuarial audit and advisory services practice, and she has over 20 years of insurance industry experience, including LTC actuarial and operational leadership roles at CNA, John Hancock Mutual Life Insurance and Milliman. She is a Fellow of the Society of Actuaries (FSA) and a member of the American Academy of Actuaries (MAAA). She completed a three-year term on the SOA LTC Section Council in October 2009, is a frequent speaker at industry conferences and has served as Assistant Editor of the SOA's monthly newsletter, The Actuary. Jacobs graduated with high honors from the University of Notre Dame with a Bachelor of Science in Mathematics.

50 Panel Session - LTC Working Group LTC Working Group Product Management & Pricing Enterprise Risk Management Operational Management Actuarial Valuation Improving the Health of LTC Focused Expertise Product Management & Pricing   Tactical rate actions   Pro-active product mix shift Operational Management   Policyholder wellness initiatives   Smart policyholder usage of benefits   Enhanced care management Advanced Modeling & Analytics   Conservative margin analysis   Robust sensitivity testing

51 LTC – Action Oriented Risk Management 2006 2014 LTC Business Unit Developed 1st Through 3rd Rounds of Rate Actions Divestiture of SHIP to Independent Trust Quota Share Reinsurance with RGA 4th Round of Rate Actions Formalized LTC Working Group Divestiture of OCB LTC Block to Beechwood Re 2008 2010 2012 Established Partnership with LTCG 2005 2007 2009 2011 2013 Rate Action Observations   Since 2006, four significant rate actions taken where indicated by adverse experience   Actions focused on 2005 and prior issue-years targeting 30-35% rate increases with success rates of ~ 90% in early rounds, reducing to 50-60% in our most recent actions   55% of overall in-force has received a rate increase at some point in time with over 90% on nursing home product issued prior to 2005   2014 activity focused on gaining approval of previous rate increase filings and on assessing the need for additional rate increase actions beginning in 2015

52 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 In fo rc e YE 19 98 In fo rc e YE 20 13 STC HHC LTC Driving Toward Improved Risk Profile …But current mix has a better risk profile   Material shift to STC   Shorter benefit periods   Limited inflation benefit   Conservative new business assumptions with higher target returns Sales* and Inforce* Mix Between LTC, STC, and HHC Reserve Pattern per $1 of Issued Premium Net GAAP LTC Inforce Liabilities 7X * Based on insureds Current reserve levels mean risk remains… LTC - Inflation LTC- Non- Inflation Home Health Care Short- Term Care 6X 5X 4X 3X 2X 1X 0 5 10 15 20 25 30 35 40 45 STC HHC LTC Non-Inflation LTC 5% Inflation

53 Improving LTC Claims Trends Focus on claims lifecycle to improve LTC performance… Upon Claim Initiation During the Claim   Both targeted and broad based   Longitudinal study required to prove savings   Examples: ‒  Health screenings ‒  Fall prevention ‒  Diet, exercise and fitness education   Expanded claims intake to promote earlier reporting of claims   Staff with nurses and social workers   Clarify policy requirements  Enhanced care management to promote claimant recovery  Enhanced control and data analysis  Actively coordinate with Medicare and community resources  Pilot testing underway Pre-Claim Policyholder Wellness

54 LTC - Financial Analysis & Sensitivity Testing GAAP Statutory Risk Key Variable Sensitivity Test* LRT Margin Impact Asset Adequacy Impact Lapse Rate +/- 10% +/- $55mm +/- $40mm Morbidity +/- 1% -/+ $60mm -/+ $45mm Mortality +/- 1% +/- $25mm N/A Asset Adequacy Testing and Premium Deficiency   Adequate margins for 2013   Standalone testing remains positive GAAP and Statutory Stress Testing and Event Envisioning   Exposure exist, but no alteration of enterprise business fundamentals   Ongoing review for consideration of alternatives Loss Recognition and Future Loss Reserves (FLR) Testing   Adequate margins for 2013   FLR accrual continue * Represents a one-time permanent shift

55   Mild : NMR held flat for 5 years then recovering over 4 additional years   Moderate: NMR reduced 50 bps in all years, recovering to a lower ultimate   Severe: NMR reduced 100 basis points and held flat indefinitely No mitigating management actions assumed LTC – “Low-For-Long” Rate Stress Tests Expanded New Money Rate (NMR) Stress Tests *Rates shown net of assumptions for investment expenses and defaults From a reserve perspective, low-rate risk is concentrated with LTC.... 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 New Money Rate Assumptions 4th Quarter 2013 Mild Moderate Severe New money rates reflect significantly longer LTC duration

56 LTC – “Low-For-Long” Rates Sensitivity Observations   Reserve and capital impacts emerge under severe scenario as margins are exhausted   Mild and Moderate Scenarios: ‒ No material impact for GAAP or Stat ‒ Additional accruals for earnings pattern in the tail for GAAP   Severe Scenario: ‒ GAAP immediate impact due to loss recognition write-off and higher accruals to fund losses in the tail ‒ One time Stat increase of ~$120mm to address notably low new money rate Risk is manageable even under severe stress scenario; RBC impacted by 20-30 points $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2014 2015 2016 Net GAAP Earnings Impact Mild Moderate Severe ($ millions) FLR Accrual LR Write-off of Intangibles

57 LTC - Important Takeaways  Rate actions when supported by adverse experience  Actively engaged with the reinsurance community  Mix of new business drives a better risk profile in time  Several initiatives to improve care and “bend the claims curve”  Capital ratios dialed-in to withstand LTC stress scenarios  Working with industry groups, legislators and regulators to create a sustainable environment We have a comprehensive strategy for managing risk on protection products that are critical to the middle market. A Comprehensive Strategy

58 Q&A

59 A Look Inside Our Financial Plan “Building on the Momentum” Fred Crawford - CFO

60 Fred Crawford – Chief Financial Officer Fred Crawford (50) was named executive vice president and chief financial officer for CNO Financial Group, Inc., effective January 2012. Crawford formerly served as executive vice president and head of Corporate Development and Investments for Lincoln Financial Group. He joined Lincoln Financial Group in 2001 as vice president and corporate treasurer and went on to serve as senior vice president and chief financial officer in 2005 and executive vice president and chief financial officer in 2008. Prior to joining Lincoln Financial, Crawford was with Bank One Corporation where his roles included President, Bank One Cincinnati and Northern Kentucky. Other outside involvement includes Board Member of United Way of Central Indiana. Crawford earned a Bachelor of Arts degree in marketing from Indiana State University and an MBA from the University of Iowa.

61 CNO’s Financial Plan Foundation Strategic Planning & Investment Sales (NAP) & VNB plan Capital Planning Key Earnings Drivers Key Underpinnings   Driving Growth & Maintaining Diversity ‒  Accelerating growth investments ‒  Active In-force management   Disciplined Capital Management ‒  Lowering our cost of capital ‒  Driving towards investment-grade   Tactical Capital Deployment ‒  Guided by our view of risk ‒  Return meaningful capital to shareholders ‒  Modest shift towards reinvestment   Build Quality ROE ‒  Return on strategic investments ‒  Lower “beta“ & risk profile ‒  Execute on viable catalysts

62 $0.79 $1.02 $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 2012 2013 2016 Earnings Outlook – Plan Expectations   Favorable health benefit ratios   Stable annuity persistency & spreads   Excess capital deployed for repurchase   Strong capital & continued deleveraging Plan Drivers Plan Variables   New money investment yields   Long-term care performance   Pace of business investment   Credit markets and capital position 2014- 2016 Outlook Operating Earnings CAGR: 7-9% range Earnings Per Diluted Share CAGR: 14-17% range Weighted Average Diluted Shares Outstanding (in millions) 281.4 232.7 Operating EPS Excluding Significant Items* * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 14-17% CAGR

63 0% 5% 10% 15% 20% 25% 325% 350% 375% 400% 425% 2012 2013 1Q2014 2016F RBC Leverage Capital Targets and Recapitalization Key Capital & Liquidity Metrics Recapitalization Considerations “Not a matter of if we will recapitalize.... a matter of when and to what degree” Bond Dynamics Ratings Trajectory Markets & Terms NPV Driven Plan Trajectory   Leverage reduced to ~15% by 2016   Holdco. liquidity spent down to ~ $200mm   Consolidated RBC of ~ 420%   Excess capital defined by “debt capacity” Target Range Liquidity $294 $309 $306 ~$200

64 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 Fitch S&P Moody's Ratings Activity Since 2012 – Clear Momentum BB BB+ BBB- BBB BB- B+ B Moody’s 8/29/12 Fitch 3/12/13 S&P 5/3/13 S&P 7/24/13 Moody’s 3/27/14 Fitch 2/3/12 Fitch 5/2/14 Debt Ratings   8 upgrades since the beginning of 2012   S&P Credit Watch Positive   Moody’s and Fitch positive outlook   A.M. Best – stage is set for A rating Path to Investment-Grade   Time...   Continued stable performance   Active management of LTC exposure   Continued build in our middle-market franchise Significant Progress

65 2014 Excess Capital & Deployment Plans 1Q 2014 2014 Outlook (Revised) RBC 427% ~ 415% Liquidity $306mm ~ $400mm* Leverage** 17.6% ~17% Investment-grade ratings dialed-in while maintaining our tactical approach to deployment … v Guidance increased to $350mm to $400mm range for full year 2014 Common Stock Dividend v Debt Amortization v Waiver received on required debt pay-down. ~ $200mm of amortization over plan period 100% increase in Q1 2014, anticipate steady increases targeting payout ratio of ~20% * Liquidity position assumes CLIC closing and $375 million of share repurchases ** A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. Repurchased ~$135 million Year-to-Date Securities Repurchase Guidance Securities Repurchase $375 Common Stock Dividends $51 Debt Repayment / Financing Costs $63 Holdco Exp & Other $18 Interest $39 2014 Capital Utilization Plan

66 Tax Assets & Economic Value Observations Projected Utilization of Tax Assets   2013 was an active tax planning year and generated nearly $100 million of economic benefits   Annual cash tax savings expected to be ~$50 million lower beginning in 2016 as life NOL’s are fully utilized   Opportunity to increase economic value by up to $125 million if we can increase non-life income ($ billions) $- $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 2013 2016 Valuation Allowance on Non-life NOL GAAP Value (not discounted) Economic Value (discounted at 10%)

67 Life 52% Life 49% Annuity 8% Annuity 8% Supp Health 12% Supp Health 24% LTC 12% LTC 9% MS & Other 16% MS & Other 12% 06/30/07 03/31/14 Risk Reduction & Operating Effectiveness v Cost Structure Opportunity   Reduced “beta” and increased focus   Decline in policies requires careful management of expenses   Near-term focus on reducing expenses in- line with OCB transition   Long-term transformation to capitalize on middle-market opportunity 4.4mm 3.3mm In-Force Policies * * Excludes CLIC policies Series of transactions have led to a reduction of ~$10bn in volatile reserves and nearly 800,000 complex policies 25%

ROE Target & Catalysts Driving Valuation

Organic ROE Build



ROE Capacity – Recapitalization
7.0% (1)
7.6% (1)
8.8% (2)
11.0% (3)
10%
2012
2013
2013 PF
2016F

Beta*	1.75	1.65

* Source: U.S. Equity Barra

Book Value (xAOCI) CAGR = ~4% range

Valuation Catalysts

- **Recapitalization "The Sequel"**
  - *Leveraged recap adds 75 -100 bps*
  - *Logical timing – bond call date*
- **Back-Office Transformation**
  - *Planning stages with more to come*
  - *Long-term contribution to ROE*
- **Lowering our "Beta"**
  - *Current beta of ~1.6*
  - *Diversity & in-force management*
  - *Achieving investment-grade*

(1) Calculated on a normalized basis. A non-GAAP measure – refer to the Appendix for a reconciliation to the corresponding GAAP measures.
(2) Calculated on a normalized basis as if the sale of Conseco Life Insurance Company and the recapture of a traditional life block by Bankers Life had been completed on January 1, 2013. A non-GAAP measure – refer to the Appendix for a reconciliation to the corresponding GAAP measures.
(3) Assumes debt issued bringing leverage to 20% with proceeds used to repurchase stock in 1Q 16

CNO GROW & DELIVER 68

69 Q&A

70 Closing Statements Ed Bonach - CEO

71 CNO positioned as a strong growth and stable company allowing us to focus on GROWING the Business and DELIVERING value to Shareholders   Build on investment in the business   Focus on sustainable profitable growth   Accelerate operating effectiveness   Tactically deploy excess capital   Enhance the customer experience   Invest in and develop talent   Grow quality ROE Building on Momentum to Grow and Deliver

72  Significant opportunity in the middle market  Well positioned to capitalize on the opportunity with our unique business model  Investing in the business model to continue to drive above industry sales growth and improved efficiencies  Catalysts driving future valuation are compelling  Strong track record of execution Why CNO?

73 Appendix

2012 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Year ended December 31, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 300.9	$ (10.6) (1)	$ 290.3
Washington National	148.8	-	148.8
Colonial Penn	(8.6)	-	(8.6)
Other CNO Business	(29.7)	-	(29.7)
EBIT from business segments continuing after the CLIC sale	411.4	(10.6)	400.8
Corporate Operations, excluding corporate interest expense	(20.3)	17.0 (2)	(3.3)
EBIT from operations continuing after the CLIC sale	391.1	6.4	397.5
Corporate interest expense	(66.2)	-	(66.2)
Operating earnings before tax	324.9	6.4	331.3
Tax expense on operating income	118.0	2.3	120.3
Net operating income *	$ 206.9	$ 4.1	$ 211.0
Net operating income per diluted share*	$ 0.78	$ 0.01	$ 0.79

(1) Pre-tax earnings in the Bankers Life segment included: (i) $21.0 million of favorable reserve develoments in the Medicare supplement and long-term care blocks; (ii) earnings of $4.0 million related to the release of long-term care reserves due to policyholder actions following recent rate increases; (iii) earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments; and (iv) charges of $18.0 million related to litigation expense and a settlement with state securities regulators.

(2) Pre-tax earnings in the Corporate segment included: (i) charges of $10.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities; and (ii) charges of $7.0 million related to the relocation of Bankers Life's primary office.

* A non-GAAP measure. See page 77 for a reconciliation to the corresponding GAAP measure.

CNO GROW & DELIVER

74

2013 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Year ended December 31, 2013		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 310.5	$ (2.2) (1)	$ 308.3
Washington National	140.6	(1.5) (2)	139.1
Colonial Penn	(12.5)	-	(12.5)
Other CNO Business	(27.6)	-	(27.6)
EBIT from business segments continuing after the CLIC sale	411.0	(3.7)	407.3
Corporate Operations, excluding corporate interest expense	18.6	(15.8) (3)	2.8
EBIT from operations continuing after the CLIC sale	429.6	(19.5)	410.1
Corporate interest expense	(51.3)	-	(51.3)
Operating earnings before tax	378.3	(19.5)	358.8
Tax expense on operating income	129.9	(7.1)	122.8
Net operating income *	$ 248.4	$ (12.4)	$ 236.0
Net operating income per diluted share*	$ 1.07	$ (0.05)	$ 1.02

(1) Pre-tax earnings in the Bankers Life segment included: (i) approximately $18.0 million of favorable reserve developments in the Medicare supplement block; (ii) charges of approximately $4.0 million related to refinements to the methodologies used to calculate health product reserves (primarily long-term care); (iii) charges of $2.6 million primarily related to reserves established for remediation effors; and (iv) charges of $9.2 million related to an out-of-period adjustment related to the long-term care block.

(2) Pre-tax earnings in the Washington National segment included approximately $1.5 million of favorable reserve developments in the Medicare supplement block.

(3) Pre-tax earnings in the Corporate segment included a reduction in expenses of $15.8 million related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 77 for a reconciliation to the corresponding GAAP measure.

CNO GROW & DELIVER 75

76 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before the earnings of CLIC being sold, loss on reinsurance transaction, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to VIEs, loss on extinguishment of debt and changes in our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

77 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 2012 2013 Net income applicable to common stock 221.0$ 478.0$ Earnings of CLIC being sold (net of taxes) 31.1 (25.5) Loss of reinsurance transaction (net of taxes) - 63.3 Net realized investment (gains) losses, net of related amortization and taxes (53.0) (16.8) Fair value changes in embedded derivative liabilities, net of related amortization and taxes 1.8 (23.0) Equity in earnings of certain non-strategic investments and earnings attributable to VIEs - 9.9 Valuation allowance for deferred tax assets and other tax items (171.5) (301.5) Loss on extinguishment of debt (net of taxes) 177.5 64.0 Net operating income (a non-GAAP financial measure) 206.9$ 248.4$ Per diluted share: Net income 0.83$ 2.06$ Earnings of CLIC being sold (net of taxes) 0.11 (0.11) Loss of reinsurance transaction (net of taxes) - 0.27 Net realized investment (gains) losses, net of related amortization and taxes (0.19) (0.08) Fair value changes in embedded derivative liabilities, net of related amortization and taxes 0.01 (0.10) Equity in earnings of certain non-strategic investments and earnings attributable to VIEs - 0.04 Valuation allowance for deferred tax assets and other tax items (0.61) (1.29) Loss on extinguishment of debt (net of taxes) 0.63 0.28 Net operating income (a non-GAAP financial measure) 0.78$ 1.07$

78 2012 2013 Operating income 206.9$ 248.4$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 12.2 1.6 Total adjusted operating income 219.1$ 250.0$ Weighted average shares outstanding for basic earnings per share 233,685 221,628 Effect of dilutive securities on weighted average shares: 7% Debentures 44,037 5,780 Stock options, restricted stock and performance units 2,762 2,776 Warrants 943 2,518 Weighted average shares outstanding for diluted earnings per share 281,427 232,702 Operating earnings per diluted share 0.78$ 1.07$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

79 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before the earnings of CLIC being sold, loss on reinsurance transaction, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to VIEs, loss on extinguishment of debt and changes in our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.

80 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): 2012 2013 Operating income 206.9$ 248.4$ Operating income, excluding significant items 211.0$ 236.0$ Net Income 221.0$ 478.0$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,024.4$ 3,092.4$ Average common shareholders' equity 4,868.5$ 4,849.7$ Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 6.8% 8.0% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 7.0% 7.6% Return on equity 4.5% 9.9% (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders' equity, is as follows (dollars in millions):

	4Q11	1Q12	2Q12	3Q12	4Q12	Average
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,966.3	$ 3,057.1	$ 3,129.9	$ 2,938.8	$ 2,976.9	$ 3,024.4
Net operating loss carryforwards	865.9	817.9	772.4	893.0	875.0	838.4
Accumulated other comprehensive income	781.6	808.0	990.8	1,234.4	1,197.4	1,005.7
Common shareholders' equity	$ 4,613.8	$ 4,683.0	$ 4,893.1	$ 5,066.2	$ 5,049.3	$ 4,868.5

	4Q12	1Q13	2Q13	3Q13	4Q13	Average
Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$ 2,976.9	$ 3,002.9	$ 3,067.6	$ 3,181.9	$ 3,258.1	$ 3,092.4
Net operating loss carryforwards	875.0	855.0	815.7	970.7	965.3	890.4
Accumulated other comprehensive income	1,197.4	1,170.7	698.1	634.0	731.8	866.9
Common shareholders' equity	$ 5,049.3	$ 5,028.6	$ 4,581.4	$ 4,786.6	$ 4,955.2	$ 4,849.7

CNO GROW & DELIVER 81

82 Year ended December 31, 2013 Operating income, excluding significant items 236.0$ Operating results of the traditional life block to be recaptured 4.9 Increase in net investment income to reflect the assumed higher invested assets resulting from the proceeds of the sale of CLIC, net of the recapture fee paid by Bankers Life 3.9 Pro forma operating income, excluding significant items 244.8$ Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards 3,092.4$ Adjustment to reflect the estimated loss on the sale of CLIC (300.9) Pro forma average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards 2,791.5$ Pro forma operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 8.8% Pro forma operating return on equity The pro forma operating return, excluding significant items, on equity, excluding accumulated other comprehensive income and net operating loss carryforwards are calculated as if the sale of CLIC and the recapture of a traditional life block by Bankers Life had been completed on January 1, 2013. The pro forma amounts were determined as follows (dollars in millions): Information Related to Certain Non-GAAP Financial Measures

83 Information Related to Certain Non-GAAP Financial Measures 1Q14 Corporate notes payable 844.1$ Total shareholders' equity 4,710.2 Total capital 5,554.3$ Corporate debt to capital 15.2% Corporate notes payable 844.1$ Total shareholders' equity 4,710.2 Less accumulated other comprehensive income (766.2) Total capital 4,788.1$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 17.6% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):